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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-157637 and 333-157693 and 33-59545, 333-46980, 333-89046, 333-129802, and 333-143260, 333-167336, respectively) of Constellation Energy Group, Inc. of our report dated February 26, 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to Note 3, which is as of November 12, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Constellation Energy Group, Inc. dated November 12, 2010.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland November 12, 2010

Baltimore Gas and Electric Company

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-157637-01) of Baltimore Gas and Electric Company of our report dated February 26, 2010 relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K of Baltimore Gas and Electric Company dated November 12, 2010.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland November 12, 2010

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  Exhibit 23.1